Exhibit 10.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 15th day of March, 2011 by and between COUNSEL RB CAPITAL INC., a Florida corporation (the “Corporation”), and WERKLUND CAPITAL CORPORATION, a Nova Scotia corporation (“Purchaser”).

WHEREAS, the Board of Directors of the Corporation has authorized the Corporation to sell Purchaser certain shares of common stock of the Corporation; and

WHEREAS, Purchaser desires to purchase certain shares of common stock of the Corporation on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

1.           Purchase.  Subject to the terms and conditions of this Agreement, the Corporation hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from the Corporation, one million (1,000,000) shares of the common stock of the Corporation (the “Shares”).  The closing of such purchase and sale shall be effective as of the date hereof.

2.           Purchase Price.  The purchase price for the Shares shall be One dollar eighty three cents (US$1.83) per share (“Share Price”) for an aggregate consideration of One million eight hundred thirty thousand and zero cents (US$1,830,000) (“Purchase Price”).  The Purchase Price shall be payable in the form of immediately available funds at Closing (as defined below).

3.           Closing; delivery.

(a)           Closing.  The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on March 15, 2011, or at such other time and place as the Corporation and Purchaser mutually agree (which time and place are designated as the “Closing”).

(b)           Corporation Deliveries.  At Closing, the Corporation shall deliver to Purchaser:

(i)           Certificate(s) or other document(s) evidencing the Shares;

(ii)           A copy of the Corporation’s certificate of good standing;

(iii)           A copy of the Put Option Agreement by and between Counsel Corporation, an Ontario corporation, and Purchaser (“Put Option Agreement”) executed by Counsel Corporation;

(iv)           A certified copy of the Corporation’s resolution(s) approving the transactions contemplated by this Agreement; and

(v)           Such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

(c)           Purchaser Deliveries.  At Closing, Purchaser shall deliver to the Corporation:

(i)           The Purchase Price by wire transfer of funds to an account designated in writing by the Corporation;

(ii)           A copy of the Put Option Agreement executed by Purchaser; and

(iii)           Such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

4.           Representations and Warranties of the Corporation.  The Corporation hereby represents and warrants to Purchaser that the following statements are true:

(a)           Incorporation; Authorization.

(i)           The Corporation is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its organization.  The Corporation has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be duly qualified to transact business, has not had or would not, individually or in the aggregate, be reasonably likely to have a material adverse effect. True and complete copies of the articles of incorporation and bylaws, or other organizational documents (in each case, together with all amendments thereto) of the Corporation have been delivered or made available to Purchaser.  The Corporation is not in material default or violation of any provisions of its organizational documents.

(ii)           The Corporation has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, the performance of the Corporation’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Corporation, and no other corporate proceedings or actions on the part of the Corporation, the Board of Directors of the Corporation or the shareholders of the Corporation are necessary to authorize the execution and delivery of this Agreement or to perform the Corporation’s obligations hereunder.  This Agreement has been duly executed and delivered by the Corporation, and this Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except for (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application.

(iii)           The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (1) violate any provision of the articles of incorporation or bylaws, or similar organizational documents, of the Corporation, (2) violate or conflict with any provision of or result in the imposition of any lien upon or the creation of a security interest in any of the Corporation’s assets or properties, or (3) violate or conflict with any law to which the Corporation is subject, except for those that, in the case of clauses (2) and (3) above, would not have a material adverse effect upon the Corporation.

(b)           Capitalization; Structure.  The authorized capital stock of the Corporation consists of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock.  After giving effect to this Agreement, (i) 26,779,752 shares of common stock are issued and outstanding, (ii) 592 shares of Series N preferred stock are issued and outstanding, and (iii) 3,776,607 shares of the Corporation’s common stock have been reserved for issuance under the Corporation’s equity incentive plans, of which options to purchase 2,178,246 shares of the Corporation’s common stock are currently outstanding.  The Shares will, upon the issuance thereof following the payment therefore in accordance with the terms of this Agreement, be (i) duly authorized and validly issued and outstanding, (ii) fully paid and nonassessable, (iii) not subject to or issued in violation of preemptive or similar rights, rights of first refusal or other similar rights, and (iv) free and clear of any and all liens, claims and encumbrances of the Corporation except as set forth in the articles of incorporation.

(c)           Litigation.  There are no pending or, to the knowledge of Corporation, overtly threatened actions, suits or proceedings, either at law or in equity, which would reasonably be expected to impair in any material respect the ability of the Corporation to perform its obligations under this Agreement or have a material adverse effect on the business condition of the Corporation, or prevent or impede or delay the consummation of the transactions contemplated hereby.

(d)           SEC Reports; Material Adverse Effect.  The Corporation has filed or furnished all required reports, schedules, forms, certifications, and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”) as the case may be (together with all exhibits and schedules thereto and documents incorporated therein by reference, the “SEC Reports”).  At the time filed (or if amended or superseded by a subsequent filing, at the time of such subsequent filing) or declared effective, the SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Exchange Act, and in each case the published rules and regulations of the SEC thereunder, each as applicable to the SEC Reports, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Since the date of the Corporation’s last filing required under the Exchange Act, there has not occurred any circumstance or event that, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the Corporation.

(e)           Brokers or Finders. The Corporation has not incurred any liability for brokerage or finders’ fees or other similar payments in connection with the transactions contemplated hereby.

(f)           Disclosure.  The Corporation has made available to Purchaser all the information reasonably available to the Corporation that Purchaser has requested for deciding whether to acquire the Shares.  No representation or warranty or other statement made by the Corporation in this Agreement contains any untrue statement of a material fact or omits or will omit a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

5.           Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Corporation that the following statements are true:

(a)           Authorization.  Purchaser has full power and authority to enter into and perform its obligations under this Agreement. This Agreement to which Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except, as limited by, applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)           Access.  Purchaser acknowledges the receipt of such information regarding the Corporation and the Shares that Purchaser has requested and that Purchaser, or Purchaser’s representative, has thoroughly read and evaluated and understands the same and understands the nature of the risks involved in investment in the Shares.  Further, Purchaser has been advised that the Corporation is available to answer any and all questions about the Corporation or Purchaser’s acquisition of Shares, and Purchaser has asked the Corporation such questions in this regard as Purchaser has deemed appropriate and has received satisfactory answers from the Corporation to all such questions.

(c)           Investment Intent.  Purchaser is acquiring the Shares for its own account and not for the account of others, and is not acquiring the Shares for the purpose of reselling, transferring, or subdividing, or otherwise disposing of or hypothecating all or any portion of the Shares, and Purchaser does not presently have any reason to anticipate any change in circumstances or other occasion or event that would necessitate that Purchaser sell the Shares.

(d)           Ability to Bear Economic Loss.  Purchaser has sufficient net worth so that Purchaser’s acquisition of the Shares will not be material when compared with Purchaser’s total financial capacity, and Purchaser’s acquisition of the Shares and total investments are reasonable in relation to Purchaser’s total financial capacity.  Purchaser can afford to bear the economic risks of investment in the Shares, including the risk of losing the entire investment.  Purchaser has adequate means of providing for its current financial needs and possible contingencies, exclusive of its investment in the Shares.

(e)           Independent Investigations.  Purchaser is experienced and knowledgeable in business and financial matters in general and with respect to investments similar to an investment in the Shares in particular, and is capable of evaluating the merits and risks of acquiring Shares.  Purchaser acknowledges that Purchaser has received no representations or warranties from the Corporation or its employees or agents, other than those contained herein, and has relied only upon the investigations conducted by Purchaser and Purchaser’s advisors in acquiring the Shares.

(f)           Accredited Investor.  Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “1933 Act”), as amended and Purchaser is resident in or otherwise subject to the applicable securities laws of the province of Alberta and it is an “accredited investor”, as such term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators adopted under the securities legislation of the province of Alberta (“NI 45-106”) and reproduced in Schedule “A” to Exhibit 1 of this Agreement and it has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 1 to this  Agreement and has initialed or placed a check mark in Appendix “A” thereto indicating that the Purchaser satisfies one of the categories of “accredited investor” set forth in such definition.

(g)           Brokers or Finders.  Purchaser has not incurred any liability for brokerage or finders’ fees or other similar payments in connection with the transactions contemplated hereby.

(h)           Regulation S Representations, Warranties and Covenants.

(i)           Purchaser understands that the investment offered hereunder has not been registered under the 1933 Act and Purchaser understands that it is purchasing the Shares without being furnished any offering literature or prospectus.

(ii)           At the time Purchaser was offered the Shares, it was not, and at the date hereof, it is not a “U.S. Person” which is defined below:

(1)           Any natural person residing in the United States of America, its territories and possessions, any state of the United States, and the District of Columbia (“United States” or “U.S.”);

(2)           Any partnership or corporation organized or incorporated under the laws of the United States:

(3)           Any estate of which any executor or administrator is a U.S. person;

(4)           Any trust of which any trustee is a U.S. person;

(5)           Any agency or branch of a foreign entity located in the United States;

(6)           Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(7)           Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(8)           Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

(iii)           Purchaser understands that no action has been or will be taken in any jurisdiction by the Corporation that would permit a public offering of the Shares in any country or jurisdiction where action for that purpose is required.

(iv)           Purchaser (1) as of the execution date of this Agreement is not located within the United States, and (2) is not purchasing the Shares for the account or benefit of any U.S. person.

(v)           Purchaser will not resell the Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

(vi)           Purchaser has been independently advised as to restrictions with respect to trading in the Shares imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation (written or oral) has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable law and it agrees that any certificate(s) representing the Shares will bear a legend indicating that the resale of such securities is restricted. Purchaser further acknowledges that it should consult its own legal counsel in its jurisdiction of residence for full particulars of applicable resale restrictions.

(vii)           Purchaser represents and warrants that the funds representing the Purchase Price which will be advanced by the Purchaser to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and Purchaser acknowledges that the Corporation may in the future be required by law to disclose Purchaser’s name and other information relating to this Agreement and Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLA.  To the best of its knowledge, none of the subscription funds to be provided by Purchaser (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to Purchaser. Purchaser shall promptly notify the Corporation if Purchaser discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

(viii)           Purchaser will not engage in hedging transactions with regard to the Shares of the Corporation prior to the expiration of the distribution compliance period specified in Category 3 (paragraph (b)(3)) in Rule 903 of Regulation S, unless in compliance with the 1933 Act; and as applicable, shall include statements to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

(ix)           No form of “directed selling efforts” (as defined in Rule 902 of Regulations S under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by Purchaser or any of its representatives in connection with the offer and sales of the Shares.

6.           Legend.  Purchaser acknowledges that the Shares may not be, and Purchaser agrees that they shall not be, sold except pursuant to an effective registration statement and compliance with applicable securities legislation or an exemption from such registration and applicable securities legislation under said statutes.  Purchaser agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Shares reflecting the restrictions on transfer of the Shares described herein.  Purchaser agrees that such legend will be placed on any new certificate(s) or other document(s) issued upon presentment by Purchaser of certificate(s) or other document(s) for transfer, as permitted hereunder.

7.           Indemnification.

(a)           Survival.

  All representations, warranties, covenants, and obligations in this Agreement will survive the Closing and the consummation of the transactions contemplated hereby, subject to Section 7(f).

(b)           Indemnification and Reimbursement by the Corporation.  The Corporation shall indemnify, defend and hold harmless Purchaser and its officers, directors, shareholders, employees, representatives and agents (collectively,  the “Purchaser Indemnified Persons”), and shall reimburse the Purchaser Indemnified Persons, for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

(i)           any breach of any representation or warranty made by the Corporation in this Agreement;

(ii)           any breach of any covenant or obligation of the Corporation in this Agreement; and

(iii)           any brokerage or finders’ fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any individual, corporation, partnership, trust, limited liability company, association or other entity (“Person”) with the Corporation (or any Person acting on its behalf) in connection with the transactions contemplated hereby.

(c)           Indemnification and Reimbursement by Purchaser.  Purchaser shall indemnify, defend and hold harmless the Corporation and its officers, directors, shareholders, employees, representatives and agents (collectively, the “Corporation Indemnified Persons), and shall reimburse the Corporation Indemnified Persons for any Damages arising, directly or indirectly, from or in connection with:

(i)           any breach of any representation or warranty made by Purchaser in this Agreement;

(ii)           any breach of any covenant or obligation of Purchaser in this Agreement; and

(iii)           any brokerage or finders’ fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any Person with Purchaser (or any Person acting on its behalf) in connection with the transactions contemplated hereby.

(d)           Limitations on Indemnification by  the Corporation.  Notwithstanding anything contained herein to the contrary, the obligation of the Corporation to indemnify the Purchaser Indemnified Persons pursuant to Section 7(b)(i) is subject to the following limitations and qualifications:

(i)           The Corporation will have no indemnification liability under Section 7(b)(i) until the total amount of Damages incurred by Purchaser Indemnified Persons hereunder exceeds $50,000 (the “Basket”) and then only for the amount by which such Damages exceed the Basket.

(ii)           The maximum indemnification liability of the Corporation under 7(b)(i) will be $1,830,000 (the “Cap”).

(e)           Limitations on Indemnification by Purchaser.  Notwithstanding anything contained herein to the contrary, the obligation of Purchaser to indemnify the Corporation Indemnified Persons pursuant to Section 7(c)(i) is subject to the following limitations and qualifications;

(i)           Purchaser will have no indemnification liability under Section 7(c)(i) until the total amount of Damages incurred by the Corporation Indemnified Persons hereunder exceeds the Basket, and then only for the amount by which such Damages exceed the Basket.

(ii)           The maximum indemnification liability of Purchaser under Section 7(c)(i) will be the Cap.

(f)           Time Limitations.

(i)           The representations and warranties provided in this Agreement shall survive the Closing for twelve (12) months from the Closing and after that such representations and warranties and any claims with respect thereto shall be forever barred, except to the extent that prior to such date, Purchaser notifies the Corporation of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser.

(ii)           The representations and warranties provided in this Agreement shall survive the Closing for twelve (12) months from the Closing and after that such representations and warranties and any claims with respect thereto shall be forever barred, except to the extent that prior to such date, the Corporation notifies Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Corporation.

(g)           Third-Party Claims.

(i)           Promptly after receipt by a Person entitled to indemnity under Section 7(b) or 7(c) (an “Indemnified Person”) of notice of the assertion of any claim against any Indemnified Person by a third party (a “Third-Party Claim”), such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an “Indemnifying Person”) of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person’s failure to give such notice.

(ii)           If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 7(g)(i) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to control in the defense of such Third-Party Claim.  After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim.  If the Indemnifying Person assumes the defense of a Third-Party Claim, (1) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person’s consent unless (A) there is no finding or admission of any violation of any legal requirement or any violation of the rights of any Person and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (2) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its consent.  If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within thirty (30) days after the Indemnified Person’s notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

(h)           Procedure for Indemnification-Other Claims.  A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought.

(i)           Exclusive Remedy.  Indemnification provided for in this Section 7 shall be the exclusive remedy available to an Indemnified Party in connection with any Damages arising out of or related to this Agreement, provided that nothing herein will limit any Indemnified Person’s rights hereunder or otherwise to injunctive or other equitable relief to enforce its rights under this Agreement.

(j)           Mutual Release.  Subject to and upon exercise of the Option (as defined in the Put Option Agreement), the Corporation and Purchaser on behalf of themselves and the Corporation Indemnified Persons and Purchaser Indemnified Persons, respectively, hereby mutually release, remise and forever discharge one another, their officers, directors, employees, agents, attorneys, affiliates, subsidiaries, parents, partners, successors, and assigns, from any and all actions, attorney’s fees, charges, claims, costs, demands, expenses, judgments and liabilities arising, directly or indirectly, from or related to this Agreement.

(k)           Share Transfer.  Purchaser agrees that if any Purchaser Indemnified Persons seek indemnification from Corporation, Purchaser shall transfer to Corporation a number of Shares equal to the indemnified Damages divided by the Share Price (“Transferred Shares”).  Purchaser agrees it shall deliver to the Corporation the certificate(s) or other document(s) evidencing such Transferred Shares, accompanied by stock powers executed in blank, and otherwise will take such action and deliver such documentation as may be reasonably necessary in order to transfer to the Corporation good and marketable title to such Transferred Shares, free and clear of any and all liens, claims, encumbrances of any nature.

8.           Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York and without regard to its laws concerning choice of law.

9.           Arbitration.  Any controversy or claim arising out of or relating to this Agreement shall be settled exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.  The decision of the arbitrator shall, except for mistakes of law, be final and binding upon the parties hereto, and judgment upon the award rendered by the arbitrator, which shall, in the case of damages, be limited to actual damages proven in the arbitration, may be entered in any court having jurisdiction thereof.

10.           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and deemed effectively given upon the date of personal delivery or one business day following sending by overnight delivery via a national courier service, addressed to the following at:

To the Corporation:

Counsel RB Capital Inc.
Attn:  Jonathan Reich
267 Central Avenue
White Plains, New York 10606
Phone:  914.614.1800

With a copy to:

Counsel Corporation
Attn: R. Adam Levy
1 Toronto Street, Suite 700
Toronto ON M5C 2V6
Canada
Phone:  416.866.3000

and

Harwell Howard Hyne Gabbert & Manner, P.C.
Attn:  Curtis Capeling
315 Deaderick Street, Suite 1800
Nashville, Tennessee  37238
Phone:  615.256.0500

To Purchaser:

Werklund Capital Corporation
Attn:  Blake Lyon
4500 Canterra Tower
400 – 3rd Ave SW
Calgary, AB T2P 4H2
Phone: 403-231-6545
Fax: 403-231-6549

With a copy to:

TingleMerrett LLP
Attn: Jeffrey A. Helper
1250, 639 – 5th Avenue SW
Calgary, AB T2P 0M9
Phone: 403-571-8011
Fax: 403-571-8008

11.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the heirs, legal representatives, successors, and assigns of each of the parties.

12.           Multiple Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

13.           Entire Agreement.  This Agreement constitutes the entire agreement of the parties, and supersedes all prior agreements, understandings, or documents, with respect to the subject matter hereof.

14.           Interpretation.  All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require.  Further, it is acknowledged by the parties that this Agreement including exhibits, if any, has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions.

15.           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

16.           Expenses.  Each party hereto will bear its own expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

17.           Amendment.  No provision of this Agreement may be amended, waived, changed, or modified except by an agreement in writing signed by Purchaser and the Corporation, or in the case of a waiver, by the party waiving compliance.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals effective as of the date first set forth above.

CORPORATION: COUNSEL RB CAPITAL INC. a Florida corporation

By:	/s/ Jonathan Reich
Jonathan Reich, Co-CEO

PURCHASER: WERKLUND CAPITAL CORPORATION a Nova Scotia corporation

By:	/s/ Blake Lyon
Blake Lyon, President

EXHIBIT 1

REPRESENTATION LETTER

(FOR ACCREDITED INVESTORS)

TO:                      COUNSEL RB CAPITAL INC. (the “Corporation”)

In connection with the agreement to purchase common shares (the “Common Shares”) of the Corporation by the undersigned subscriber (the “Subscriber” for the purposes of this Exhibit 1), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	the Subscriber is resident in the Province of Alberta or is otherwise subject to the laws of the Province of Alberta;

2.	the Subscriber is purchasing the Common Shares as principal for its own account ;

3.
the Subscriber is an “accredited investor” within the meaning of National Instrument 45-106 “Prospectus and Registration Exemptions” (“NI 45-106”) by virtue of satisfying the indicated criterion as set out in Appendix A to this Representation Letter;

4.	the Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106; and

5.	upon execution of this Representation Letter by the Subscriber, this Representation Letter shall be incorporated into and form a part of the Agreement.

Dated:  March 15, 2011

WERKLUND CAPITAL CORPORATION

By:	/s/ Blake Lyon
Blake Lyon, President

IMPORTANT: PLEASE INITIAL OR PLACE A CHECK MARK BESIDE THE APPLICABLE PROVISION IN
APPENDIX A ON THE NEXT PAGES

APPENDIX A

NOTE: THE INVESTOR MUST INITIAL OR OTHERWISE MARK BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in National Instrument 45-106) means:

(a)	a Canadian financial institution, or an authorized foreign bank named in Schedule III of the Bank Act (Canada); or
(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or
(c)
a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

(d)
a person registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or
(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada; or
(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec; or

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or
(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada; or
(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

(k)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under paragraph (t) below, which must be initialed.)

x	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or
	(n)	an investment fund that distributes or has distributed its securities only to:
(i) a person that is or was an accredited investor at the time of the distribution, or
(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 or 2.19 of National Instrument 45-106, or
(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106; or
(o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebéc, the securities regulatory authority, has issued a receipt; or

(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

	(q)	a person acting on behalf of a fully managed account managed by that person, if that person
(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and
(ii) in Ontario, is purchasing a security that is not a security of an investment fund; or

(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or
(t)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in National Instrument 45-106); or

(Note: if you are purchasing as an individual accredited investors paragraph (k) above must be initialed rather than paragraph (t).)
(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebéc, the regulator an accredited investor.

For the purposes hereof:

(a)	“Canadian financial institution” means:

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	“control person” has the same meaning as in securities legislation;

(c)	“director” means:

(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(d)	“eligibility adviser” means:

(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)
in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(B)
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)	“executive officer” means, for an issuer, an individual who is:

(i)	a chair, vice-chair or president,

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(i)	performing a policy-making function in respect of the issuer;

(f)	“financial assets” means:

(i)	cash,

(ii)	securities, or

(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(h)	“founder” means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the distribution or trade is actively involved in the business of the issuer;

(i)
“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(j)	“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(k)	“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

(l)	“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situate;

(m)	“non-redeemable investment fund” means an issuer,

(i)	whose primary purpose is to invest money provided by its security holders,

(ii)	that does not invest;

(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund; or

(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and

(iii)	that is not a mutual fund;

(n)	“person” includes

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(o)	“regulator” means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction;

(p)	“related liabilities” means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets.

(q)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(r)	“spouse” means, an individual who,

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(s)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Affiliated Entities, Control and Subsidiaries

2.           A person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

3.           A person or company is considered to be controlled by a person or company if

(a)	in the case of a person or company,

(i)
voting securities of the first mentioned person or company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of, the other person or company, and

(ii)	the votes carried by the securities are entitled, if exercise, to elect a majority of the directors of the first mentioned person or company.

(b)	in the case of a partnership that does not have directors, other than a limited partnership, the second mentioned person or company holds more than 50% of the interests in the partnership; or

(c)	in the case of a limited partnership, the general partner is the second mentioned person or company.

4.           A person or company is considered to be a subsidiary entity of another person or company if

(a)	it is controlled by,

(i)	that other; or

(ii)	that other and one or more persons or companies, each of which is controlled by that other; or

(iii)	two or more persons or companies, each of which is controlled by that other; or

(iv)	it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

For this Exhibit all monetary references are in Canadian Dollars